Exhibit 32.1

                             Certificate Pursuant to
                             18 U.S.C. Section 1350,
                             As Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002

          In connection with the Annual Report of Bancorp International Group, Inc. (the "Company") on Form 10-KSB for the years ended December 30, 2001 and 2000 as filed with the Securities and Exchange commission on the date hereof (the "Report"), I, Thomas Megas, President (Principal Executive Officer) and Acting Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:


         1. The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934: and


         2. The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered by the Report.



April 28, 2006



/s/Thomas Megas
------------------------------
Thomas Megas
Chief Executive Officer
President
Acting Chief Financial Officer
Chairman of Board of Directors